Exhibit 10.4

VERTEX PHARMACEUTICALS INCORPORATED
2013 STOCK AND OPTION PLAN

Form of Restricted Stock Unit Award

This Agreement sets forth the terms and conditions of a Restricted Stock Unit Award granted pursuant to the provisions of the 2013 Stock and Option Plan (as it may be amended or restated, the “Plan”) of Vertex Pharmaceuticals Incorporated (the “Company”) to the Participant whose name appears below, of a contingent entitlement of the Participant to receive the number of Shares of Common Stock of the Company set forth below, pursuant to the provisions of the Plan and on the following express terms and conditions. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan.

1.    Name and address of Participant to whom the Restricted Stock Unit Award is granted:

[INSERT NAME/ADDRESS]

2.    Number of Shares of Common Stock in the Restricted Stock Unit Award (the “Shares”):

[_____]

3.    Purchase price of Shares upon Vesting:

[_____]

4.    Date of grant of the Restricted Stock Unit Award:

[_____]

5.    Vesting.

5.1    Vesting Schedule. [INSERT VESTING SCHEDULE]. On each vesting date described in the preceding sentence, the Participant shall be entitled to receive at the purchase price, the applicable number of shares of Common Stock that shall thereafter be delivered by the Company to the Participant in accordance with this Agreement and the Plan within thirty days of the applicable vesting date. Upon any Termination of Service of the Participant for any reason, vesting of the Shares shall immediately cease, and the unvested portion of the Restricted Stock Unit Award shall immediately be forfeited.

5.2    Death of the Participant. If the Participant dies while an Employee, Non-Employee Director, consultant or advisor of the Company or an Affiliate, the vesting of those installments of this Agreement that would otherwise vest during the one-year period following the date of death shall be accelerated and shall vest on the date of death of the Participant.

5.3    Termination for Cause.

(a)    If the Participant is notified that the Company is investigating or evaluating whether the Company will terminate Participant’s employment or other service to the Company for Cause, the Company may, at its election, suspend the vesting of this Restricted Stock Unit Award by written notice to the Participant. If after such notification it is determined or otherwise agreed that

Participant’s service to the Company will not be terminated for Cause, vesting of the Shares shall resume pursuant to the original schedule and any Shares that would have vested during such suspension immediately shall vest.

(b)    “Cause” shall mean (i) the Participant’s dishonesty or fraud, or (ii) the willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, any material breach by the Participant of any provision of any Company policy or any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), in each case as determined in good faith by the Company, which determination shall be conclusive; provided, however, that if there is a conflict between this definition of Cause and either (1) the definition of “Cause” contained in any employment agreement between the Company and the Participant or (2) the definition of “Cause” contained in any change-of-control agreement between the Company and the Participant, then such other definition shall be controlling for purposes of this Agreement.

6.    Agreement with respect to Tax Payments, Withholding and Sale of a Portion of Shares. The Participant acknowledges and agrees that any income or other taxes, fees or social security or comparable contributions due from the Participant with respect to the vesting of the Restricted Stock Unit Award or the issuance of Shares pursuant to this Agreement shall be the Participant’s responsibility. In connection with the foregoing, the Participant agrees that the Company shall authorize a registered broker (the “Broker”) to sell, on the next trading day after the date of vesting of any portion of the Restricted Stock Unit Award, that number of Shares as the Company instructs the Broker to sell solely to satisfy the Company’s tax withholding obligations, after deduction of the Broker’s commission, and the Broker shall remit to the Company the cash necessary in order for the Company to satisfy its withholding obligation, provided, however, that the Company shall not authorize any such sale if the Participant shall have issued a binding instruction (the “Instruction”) to the Company, in form satisfactory to the Company, which instruction may be delivered at any time prior to the 30th day after the date of grant of the Restricted Stock Unit Award, that provides that the Company shall not instruct the Broker to sell such Shares. Any such Instruction shall include an undertaking by the Participant to pay the Company the amount of any tax withholding in accordance with the Company’s policies then in effect. The Participant agrees to pay to the Company as soon as practicable, including through payroll, the amount of any tax withholding, that is for whatever reason, not satisfied by such Broker’s sale. The Participant acknowledges that this Section 6 is intended to comply with Section 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934, as amended, and that the delivery of the Shares shall be made by the Company after satisfaction of the tax withholding payments as set forth herein. The Participant agrees to hold the Company and the Broker harmless from all costs, damages or expenses relating to any such sale, and acknowledges that the Company and the Broker are under no obligation to arrange for such sale at any particular price. The Participant further acknowledges that the Restricted Stock Unit Award made hereunder is subject to Participant’s acceptance of the terms of this Section 6, and other terms and provisions of this Agreement.

7.    Restrictions on Transfer. Except as provided in Section 10 of the Plan, this Restricted Stock Unit Award may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, at any time before the Participant receives Shares. Any such purported transfer shall be null and void, and shall not be recognized by the Company or recorded on its books.

8.    No Rights as a Shareholder Until Exercise. The Participant shall have no rights as a shareholder, including voting and dividend rights, with respect to the Restricted Stock Unit Award subject to this Agreement.

9.    No Obligation to Maintain Relationship. The Participant acknowledges that: (i) the Company is not by the Plan or this Restricted Stock Unit Award obligated to continue the Participant as an Employee, Non-Employee Director, consultant or advisor of the Company or an Affiliate; (ii) the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time; (iii) the grant of the Restricted Stock Unit Award is a one-time benefit that does not create any contractual or other right to receive future grants of equity, or benefits in lieu thereof; (iv) all determinations with respect to any such future grants, including, but not limited to, the times when awards shall be granted, the number of shares subject to each restricted stock unit award, and the time or times when each award shall vest, will be at the sole discretion of the Company; (v) the Participant’s participation in the Plan is voluntary; (vi) the value of the Restricted Stock Unit Award is an extraordinary item of compensation which is outside the scope of the Participant’s employment or consulting contract, if any; and (vii) the Restricted Stock Unit Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

10.    Plan. The Participant hereby acknowledges receipt of a copy of the Plan as presently in effect and the Prospectus with respect thereto. All of the terms and provisions of the Plan are incorporated herein by reference, and this Restricted Stock Unit Award is subject to those terms and provisions in all respects.

11.    Data Privacy. By entering into this Agreement, the Participant: (i) consents to the collection, use and disclosure of personal information (which may include name, home and business contact information, personal identifiers such a date of birth and the social insurance number for tax reporting purposes, employment, position and compensation) by the Company for the purpose of administering the Plan, providing Plan recordkeeping services and facilitating the grant of options; (ii) consents to the disclosure of this information by the Company to any Affiliate of the Company for such purposes; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form. Some of these Affiliates are located in, and the Plan will be administered (in whole or in part) in, the United States and some or all of the personal information may become subject to the laws of, and accessible to, the authorities of the United States. The file containing the Participant’s personal information will be kept at the offices of the Company or on its servers or those of its Affiliates and service providers, and only employees of the Company, its Affiliates or service providers who require it for the purposes of their duties will have access to this file. The Participant may request access to this file and the correction of inaccurate information, to the extent provided by law, by contacting ●.

12.    International Employees. This Restricted Stock Unit Award shall be subject to the additional terms and provisions, if any, applicable to the Participant as are set forth on an Exhibit A to this Agreement, which terms and conditions are incorporated herein by reference.

VERTEX PHARMACEUTICALS INCORPORATED

By:

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